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                                                                    EXHIBIT 10.7


                  This AMENDED AND RESTATED AGREEMENT effective as of the 20th day of November 1996, by and between Lone Star Industries, Inc., a corporation organized under the laws of the State of Delaware with its principal office at 300 First Stamford Place, Stamford, Connecticut 06912 and its successors and assigns (the "Corporation"), and William M. Troutman (the "Executive") residing at 30 Thorp Drive, Weston, Connecticut 06883 (the "Agreement").

                              W I T N E S S E T H:

                  WHEREAS, the Executive is currently employed as President and Chief Operating Officer at the Corporation; and

                  WHEREAS, the Corporation and the Executive previously entered into an employment agreement, dated August 17, 1987 (the "1987 Agreement") which provided for certain supplemental retirement benefits for the Executive and his spouse; and

                  WHEREAS, the Corporation and the Executive entered into a subsequent employment agreement, dated June 26, 1990 (the "1990 Agreement") which also provided for supplemental retirement benefits for the Executive and his spouse; and
                  WHEREAS, the 1987 Agreement and the 1990 Agreement also provided the Executive, his spouse and eligible dependents with enhanced health and medical coverage; and

                  WHEREAS, on December 10, 1990 the Corporation and certain of its subsidiaries filed in this Court (the "Bankruptcy Court") their respective voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code; and

                  WHEREAS, subsequently, on December 21, 1990, Lone Star Building Centers, Inc. and Lone Star Building Centers (Eastern), Inc. filed their respective voluntary petitions under Chapter 11 of the Bankruptcy Code; and

                  WHEREAS, the 1990 Agreement was rejected by the Corporation, with the Executive's consent, by order of the U.S. Bankruptcy Court, dated March 28, 1991; and
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                  WHEREAS, on or about June 26, 1991, the Executive filed a
proof of claim against the Corporation asserting, among other things, contingent and unliquidated damages resulting from the rejection of the 1990 Agreement; and

                  WHEREAS, on April 14, 1994, the Bankruptcy Court approved a settlement with respect to the Executive's claims relating the supplemental retirement and medical benefits in exchange for the assumption of certain obligations by the Corporation; and

                  WHEREAS, on April 14, 1994, the Corporation and the Executive entered into an Agreement (the "1994 Agreement") to provide certain supplemental and medical benefits; and

                  WHEREAS, on February 1, 1996, the Corporation and the Executive amended and restated the 1994 Agreement (the "1996 Agreement"); and

                  WHEREAS, the Corporation and the Executive desire to amend the 1996 Agreement.

                  NOW, THEREFORE, in consideration of the agreements hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1 "ANNUAL RETIREMENT BENEFIT" shall mean 50% of the sum of Salary and Bonus, and shall be reduced for any year by the amounts paid to Executive or Spouse from the Annuity or Plan for such year, and shall be payable monthly.

                  1.2 "ANNUITY" shall mean National Home Life Assurance Company Policy Number N101058 (August 7, 1989).

                  1.3 "BONUS" shall mean the greater of: (i) $125,000 or (ii) the average annual bonus received by the Executive for the three fiscal years prior to the Termination Date.



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                  1.4 "BOARD" shall mean the Board of Directors of the
Corporation or its duly authorized committee.

                  1.5 "DISABILITY" shall mean Executive's inability, because of physical or mental incapacity, to perform in a competent manner executive duties of a nature equivalent to the duties the Executive currently performs for a period of ninety (90) days.

                  1.6 "DISCONTINUATION DATE" shall mean the date of the later to occur of: (i) the death of the Executive; or (ii) the death of the Spouse.

                  1.7 "EMPLOYMENT AGREEMENT" shall mean the employment agreement between the Executive and the Corporation, dated February 1, 1996, as amended.

                  1.8 "PLAN" shall mean the Lone Star Industries, Inc. Salaried Employees Pension Plan.

                  1.9 "QUALIFIED DEPENDENTS" shall mean the Executive's: (i) spouse, if not divorced or legally separated from the Executive; (ii) children under the age of (A) 19 or (B) 23 if a full-time student, unmarried, and not employed on a regular and full-time basis, and dependent on the Executive for support; provided however, if due proof is received within 31 days of the day the Qualified Dependent has reached his maximum age that he is incapable of self-sustaining employment by reason of mental retardation or physical handicap, the child shall continue to be deemed a dependent after such birthday, for purposes of only accident and health coverage; and (iii) legally adopted children, or children living in a parent-child relationship and primarily dependent on the Executive.

                  1.10 "SALARY" shall mean the greater of: (i) the Executive's base salary immediately prior to the Termination Date or (ii) $350,000.

                  1.11 "SPOUSE" shall mean the Executive's legal spouse on the Termination Date.

                  1.12 "TERMINATION DATE" shall mean the date of the earlier to occur of the date the Executive: (i) attains age 65; or (ii) ceases to be an employee of the Corporation including, without limitation, by reason of a Disability. The Executive



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agrees that the Annual Retirement Benefit cannot commence under this Agreement prior to the end of any period for which the Executive has received (or is receiving) active salary continuation.

                                   ARTICLE II

                  2.1      AMOUNT OF BENEFITS.

                           (a) The Corporation agrees that the Annual Retirement
Benefit payable to the Executive at age 65 shall not be less than $237,500.

                           (b) Except as provided below, the Annual Retirement
Benefit shall be paid to Executive commencing at age 65 and shall continue until the Discontinuation Date.

                  2.2 BENEFITS PAYABLE BEFORE AGE 65. Effective upon the Termination Date, the Executive may elect to receive the Annual Retirement Benefit from the Corporation on or at any time after the date the Executive attains the age of 55; provided however, such benefits shall be reduced by one twelfth (1/12) of 5% for each complete month by which the commencement of the Annual Retirement Benefit precedes the Executive's attainment of age 62. No such reduction in benefits shall occur on or after the date the Executive attains the age of 62. The benefits shall be paid until the Discontinuation Date.

                  2.3 BENEFITS PAYABLE ON DISABILITY. In the event of Executive's Disability at any age prior to the commencement of the Annual Retirement Benefit, the Annual Retirement Benefit shall commence immediately and shall continue until the Discontinuation Date. There shall be no reduction in benefits for Executive's age at date of Disability.

                  2.4 BENEFITS PAYABLE UPON DEATH. In the event of Executive's death prior to the Termination Date, the Annual Retirement Benefit shall be paid to the Spouse until the Discontinuation Date. Benefits paid to the Spouse shall be reduced by one-twelfth (1/12) of 5% for each complete month that Executive's age at death is less than age 62.

                  2.5 PAYMENT OF BENEFITS. There shall be no reduction in the Annual Benefit payable under this Agreement due to the age of the Spouse. All payments under



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this Agreement shall be made to the Executive until his death, and then to the
Spouse for her life if she survives the Executive.

                  2.6 PURCHASE OF ANNUITY. The Corporation agrees to purchase within thirty days after the Termination Date, an annuity from a reputable provider of annuities rated at least "AA" by Standard & Poors for the Executive and the Spouse which provides, together with annual amounts paid to the Executive or Spouse from the Plan and Annuity, for an annual retirement benefit to Executive and his Spouse equal to the Annual Retirement Benefit called for by this Agreement. Within 30 days after the purchase of such annuity, the Corporation shall pay the Executive an amount equal to the federal income taxes which shall be payable by the Executive upon receipt of the annuity, said amount to be grossed up to reflect the additional taxes payable due to the receipt of said payment. The retirement benefits provided by the annuity shall be adjusted for this payment of federal income taxes so that the after tax retirement benefits provided by the annuity are at least equal to the after tax retirement benefits the Executive would have received from the Corporation had the Corporation paid the retirement benefits directly rather than provide the retirement benefits through the annuity.

                                   ARTICLE III

                           HEALTH AND MEDICAL BENEFITS

                  From the date hereof until the Discontinuation Date, the Corporation agrees to provide the Executive with life insurance and the Executive and Qualified Dependents with medical insurance at no cost to the Executive and Qualified Dependents at least equal to the life and medical insurance provided to senior elected officers of the Corporation; provided however, upon the earlier to occur of the Executive's attainment of age 65 or the Executive's application for a pension benefit under the Plan, the medical benefits provided to the Executive and Qualified Dependents shall be at least equal to the medical benefits described in the Executive Medical and Life Insurance Plan - William Troutman and Qualified Dependents, effective March 1, 1996, (the "SPD"), the terms of which are incorporated by reference herein.

                  The Corporation agrees to use its best efforts to provide the benefits listed on the SPD to the Executive and his spouse in a manner that will not result in any income inclusion under federal, state or local tax law. To the extent, any such income inclusion results to either the Executive or his spouse, the Executive and his spouse (as the case may be) shall receive an annual payment from the Corporation to fully pay for the federal, state or local tax on such income inclusion (a "Gross-up Payment") as well as



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any income inclusion from the Gross-up Payment based on the highest marginal tax rate on the payment, so that neither the Executive nor his Spouse have any federal, state or local tax liability as a result of participation in the Executive Medical Plan described in the SPD. For each year, such payment shall be made no later than January 31st of the following year.

                  This section shall survive any termination of this Agreement.

                                   ARTICLE IV

                  4.1 DISPUTE RESOLUTION.

                  (a) The Executive hereby agrees that any dispute relating to this Agreement arising between the Executive (and/or the Spouse) and the Corporation (or any successor or assign) shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration proceeding, including the rendering of an award, shall take place in Stamford, Connecticut, (or such other location mutually agreed upon by the Corporation and the Executive (and/or the Spouse)) and shall be administered by the AAA.

                  (b) The arbitral tribunal shall be appointed within 30 days of the notice of dispute, and shall consist of three arbitrators, one of which shall be appointed by the Company, one by the Executive, and the third by both the Company and the Executive (and/or the Spouse) jointly; provided, however, that, if the Company and the Executive (and/or the Spouse) do not select the third arbitrator within such 30-day period, such third arbitrator shall be chosen by the AAA as soon as practicable following notice to the AAA by the parties of their inability to choose such third arbitrator.

                  (c) Decisions of such arbitral tribunal shall be in accordance with the laws of the State of Connecticut (excluding the conflicts of law rules which require the application of any other law). The award of any such arbitral tribunal shall be final (except as otherwise provided by the laws of the State of Connecticut and the Federal laws of the United States, to the extent applicable). Judgement upon such award may be entered by the prevailing party in any state or Federal court sitting in Connecticut or any other court having jurisdiction thereof, or application may be made by such party to any such court for judicial acceptance of such award and an order of enforcement.



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                           (d) The Corporation shall reimburse the Executive and
Spouse for all costs, including reasonable attorneys' fees, in connection with any arbitration hereunder in which the Executive (and/or the Spouse) is the prevailing party.


                                    ARTICLE V

                                  MISCELLANEOUS

                  5.1 UNFUNDED PLAN. This Agreement is unfunded and shall at all times remain unfunded until required pursuant to Section 2.6. The obligations of the Corporation with respect to the benefits payable hereunder shall be paid out of the Corporation's general assets and shall not be secured. At its discretion, the Corporation may establish one or more trusts, with such trustees as the Board may appoint, for the purpose of providing payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Corporation's creditors. To the extent any benefits provided under the Agreement are actually paid from any such trust, the Corporation shall have no further obligation with regard thereto, but to the extent not so paid, such benefit shall remain the obligation of, and shall be paid by the Corporation. To the extent that any person acquires a right to receive payments from the Corporation under this agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

                  5.2 NO EFFECT ON EMPLOYMENT. Nothing contained herein shall be construed as adversely affecting, in any manner, the terms and conditions of the Executive's employment including, without limitation, the terms and conditions of the Employment Agreement; provided however, in the event there are any conflicts between this Agreement and the Employment Agreement regarding supplemental retirement benefits and life and medical insurance, the terms of this Agreement shall prevail.

                  5.3 PAYMENTS NOT COMPENSATION. Any compensation payable under this Agreement shall not be deemed salary or other compensation to the Executive for the purposes of computing benefits to which he may be entitled under any pension plan or other arrangement of the Corporation for the benefit of its employees.

                  5.4 NO REDUCTION IN PLAN BENEFITS. Nothing in this Agreement shall reduce the benefits to which the Executive and the Spouse are entitled under the Plan.



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                  5.5 INVALIDITY. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision never existed.

                  5.6 WITHHOLDING OF TAXES. The Corporation shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to this Agreement.

                  5.7 BINDING AFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation, including any purchaser of all or substantially all of the assets of the Corporation and the surviving entity of any merger or consolidation to which the Corporation is a party and the Executive and his heirs, executors, administrators and legal representatives.

                  5.8 NO ASSIGNMENT. Except as provided herein, the benefits payable under this Agreement shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

                  5.9 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut.

                  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and the Executive has hereunto set his hand and seal as of the date first above written.

                                       By: /s/ William M. Troutman
                                               Lone Star Industries, Inc.
                                               Executive


                                       By: /s/ David W. Wallace
                                               Lone Star Industries, Inc.
                                               Chairman of the Board


                                       By: /s/ Jack Wentworth
                                               Chairman of the
                                               Compensation and Stock
                                               Option Committee



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